	For:	Alamo Group Inc.

	Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES
2015 SECOND QUARTER RESULTS
SEGUIN, Texas, August 5, 2015 -- Alamo Group Inc. (NYSE: ALG) today reported results for the second quarter ended June 30, 2015.
Highlights for the Quarter

•	Record net sales for the quarter of $215.7 million

•	Net income for the quarter grew 6% to $9.7 million

•	Improvement in gross margins

•	Weak agricultural market and strong U.S. dollar continue to impact results

•	Currency translation negatively impacted net sales by $9.8 million

•	Record net sales for first six months of $423.5 million

•	Record backlog of $162.3 million
Net sales for the second quarter of 2015 were a record $215.7 million compared with net sales of $207.8 million for the previous year, an increase of 4%. Net income for the quarter was $9.7 million, or $0.84 per diluted share, compared to net income of $9.2 million, or $0.75 per share in 2014. This is an increase in net income of 6%; however, earnings per share were up 12% as a result of the share repurchase completed by the Company in the third quarter of 2014. The second quarter results include the net effect of the acquisition of the units of Specialized Industries which was completed in May 2014, and to a lesser extent, the effects of the acquisition of Herder in Brazil, which occurred in March 2015. The net effect of these acquisitions added $16.0 million to sales in the second quarter. Negatively impacting the quarter’s sales was a $9.8 million currency translation effect. A summary outlining the effects of the acquisitions and currency translation for the second quarter and first six months of 2015 is included as an attachment to this report.

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ALAMO GROUP ANNOUNCES RECORD 2015 SECOND QUARTER RESULTS

For the first six months of 2015, net sales were a record $423.5 million compared to $380.4 million in the previous year, an increase of 11%. Net income for the first half of 2015 was $17.1 million, or $1.49 per diluted share, versus net income of $16.4 million, or $1.34 per diluted share, in 2014. This represents an increase in net income of 4% and an increase in earnings per share of 11%. Excluding the net effect of the acquisitions referenced previously, plus adjusting for the acquisition of Fieldquip in Australia and Kellands in the U.K., both of which were completed at the beginning of the second quarter of 2014, net sales for the first half of 2015 were $341.1 million(1). As with the quarter, the six month sales were negatively impacted $18.0 million by currency translations.

Sales by Division
Alamo Group’s Industrial Division net sales in the second quarter of 2015 were $118.5 million, an increase of 12% compared with net sales of $105.5 million during the same period of 2014. Excluding the net effects from the acquisition of the units of Specialized, net sales for the quarter were $103.3 million(1). While the majority of the sales in the Division are to governmental entities used in infrastructure maintenance, some sales are to other types of end users such as construction, oilfield, petrochem, mining and other industries. The decrease for the quarter was mainly related to softness in these other markets as the governmental markets showed more strength. For the first six months of 2015, net sales in the Division were $235.4 million versus $183.2 million in 2014, an increase of 29%. Adjusted for acquisitions, net sales for the first six months of 2015 were $176.0 million(1).

The Company’s Agricultural Division reported net sales of $53.0 million in the second quarter of 2015, a decrease of 1% compared with net sales of $53.6 million in the previous year. This decrease reflects the continuing weakness of the overall agricultural market which is expected to remain soft for the balance of the year, though the Division’s results are holding up much better than the overall agricultural market. For the first six months of 2015, net sales of the Division were $101.4 million, compared with 2014 net sales of $104.4 million, a decrease of 3%.

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ALAMO GROUP ANNOUNCES RECORD 2015 SECOND QUARTER RESULTS

Alamo’s European Division net sales in the second quarter of 2015 were $44.2 million versus $48.6 million in the prior year, a decrease of 9%. This decrease was related to currency changes as, for the quarter, net sales were up 6% in local currency. For the first six months of 2015, net sales were $86.7 million compared with $92.7 million in the previous year, a decrease of 7%. Again, this decrease was related to the strong U.S. dollar as net sales in local currency were up 8% for the first six months of 2015.

Ron Robinson, Alamo Group’s President and CEO, commented, “While we did not have as much growth in the second quarter as we had hoped, all in all we felt it was a good quarter given the circumstances that included weak agricultural conditions, the strong U.S. dollar, the negative effect on margins from the inventory step up related to the acquisition of the Specialized units and weaker demand in non-governmental applications for our Industrial equipment. Despite all this, sales were still up due to acquisitions, and held up well excluding acquisitions and all the headwinds referenced above. More significantly, margins were up, even with the step up in inventory costs, mainly due to our ongoing focus on cost control and further aided by improved sales of spare and wear parts. As a result, we were able to take a 4% improvement in net sales and generate a 6% improvement in net earnings. The second quarter should be the last one in which margins are significantly impacted by the inventory step up as only about $0.2 million is left to be realized out of the more than $5 million originally added to the inventory valuation at the time of the acquisition of the units of Specialized in May 2014.

“Our Industrial Division continues to lead the way for Alamo, with sales benefiting from the acquisition of the units of Specialized Industries. This helped the six months results more than the quarter since these units were part of Alamo for nearly half the second quarter of 2014. There was some softness in the Division in the quarter as sales to non-governmental end users were off. This segment is a small part of the Division’s overall sales, but had been growing nicely during recent years. This softness affected sales more than earnings as the Division benefited by ongoing improvements in operating efficiencies.

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ALAMO GROUP ANNOUNCES RECORD 2015 SECOND QUARTER RESULTS

“Alamo’s Agricultural Division also performed well during the quarter. While sales were down 1%, this significantly outperformed the overall agricultural market in general in which most companies are experiencing double-digit declines. In this sector, the Division continues to benefit from the broad applicability of its products across all types of farms and ranches.

“Even our European Division exhibited favorable growth in local currency which is outpacing the soft overall economic conditions there, though it was not enough to overcome the effects of the major movements in exchange rates which turned our 6% sales growth in local currency into a 9% decrease in U.S. dollars.

“Most importantly, as we look ahead, the Company in total ended the quarter with a record backlog of over $162 million. This healthy level is above both last quarter and the same period last year, even with the negative effects of the strong dollar. This, plus our margin improvement and continued stability in our various sectors, gives us confidence in the outlook for the balance of the year. While we feel headwinds such as the weak agricultural market and the strong U.S. dollar will continue to impact our results, we believe Alamo is well positioned for long term growth as we have demonstrated during the last decade or more.”

Earnings Conference Call
Alamo Group will host a conference call to discuss the second quarter results on Thursday, August 6, 2015 at 4:00 p.m. Eastern (3:00 p.m. Central, 2:00 p.m. Mountain and 1:00 p.m. Pacific). Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 877-876-9177 (domestic) or 785-424-1666 (internationally). For interested individuals unable to join the call, a replay will be available until Thursday, August 13, 2015 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 7072359.

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ALAMO GROUP ANNOUNCES RECORD 2015 SECOND QUARTER RESULTS

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Thursday, August 6, 2015, beginning at 4:00 p.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,100 employees and operates 25 plants in North America, Europe, Australia and Brazil as of June 30, 2015. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
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(1) In this earnings release, Alamo Group reports net sales excluding the impact of the acquisitions which is a non-GAAP financial measure. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachments 1, 2 and 3 to this earnings release contains a revenue reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30, 2015	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$34,522	$37,359
Accounts receivable, net	194,942	201,930
Inventories	175,440	182,148
Other current assets	12,548	14,702
Total current assets	417,452	436,139

Rental equipment, net	44,437	29,160

Property, plant and equipment	69,391	75,328

Goodwill	77,389	73,594
Intangible assets	55,010	63,161
Other non-current assets	1,558	4,780

Total assets	$665,237	$682,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$60,806	$65,905
Income taxes payable	338	1,369
Accrued liabilities	36,060	45,228
Current maturities of long-term debt and capital lease obligations	528	1,241
Other current liabilities	322	884
Total current liabilities	98,054	114,627

Long-term debt, net of current maturities	203,014	188,006
Deferred pension liability	4,788	1,720
Other long-term liabilities	5,940	3,756
Deferred income taxes	5,544	4,080

Total stockholders’ equity	347,897	369,973

Total liabilities and stockholders’ equity	$665,237	$682,162

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	6/30/2015	6/30/2014	6/30/2015	6/30/2014

Industrial	$118,521	$105,476	$235,433	$183,187
Agricultural	52,981	53,635	101,438	104,443
European	44,232	48,640	86,661	92,731
Total net sales	215,734	207,751	423,532	380,361

Cost of sales	165,069	160,465	327,330	294,945
Gross margin	50,665	47,286	96,202	85,416
	23.5%	22.8%	22.7%	22.5%

Operating expenses	34,230	32,490	67,639	59,989
Income from operations	16,435	14,796	28,563	25,427
	7.6%	7.1%	6.7%	6.7%

Interest expense	(1,848)	(1,044)	(3,471)	(1,283)
Interest income	41	35	93	96
Other income (expense)	488	153	1,348	627

Income before income taxes	15,116	13,940	26,533	24,867
Provision for income taxes	5,406	4,745	9,464	8,434

Net Income	$9,710	$9,195	$17,069	$16,433

Net income per common share:

Basic	$0.86	$0.76	$1.51	$1.36

Diluted	$0.84	$0.75	$1.49	$1.34

Average common shares:
Basic	11,352	12,097	11,316	12,090

Diluted	11,498	12,276	11,467	12,273

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

In this earnings release, Alamo Group reports each of net sales, operating income and net income excluding the impact of acquisitions which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachment 1 to this earnings release contains a revenue reconciliation of these non-GAAP financial measures to the comparable GAAP financial measure. Attachment 2 discloses Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted EPS each adjusted to exclude the impact of inventory step up charge and transaction costs connected to the acquisitions and additional stock expense related to the accelerated vesting options to retirement eligible recipients, all of which are non-GAAP financial measures. The Company believes that providing Operating Income and Net Income exclusive of these adjustments, is useful to investors to allow better comparability of period-to-period operating preference. Attachment 2 sets forth a reconciliation of each such non-GAAP financial measure to its most directly comparable GAAP measure.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net Sales (consolidated) - GAAP	$215,734	$207,751	$423,532	$380,361
(less: net sales attributable to acquisitions)	(34,948)	(18,976)	(82,453)	(18,976)
Net Sales less acquisitions (consolidated) - non-GAAP	$180,786	$188,775	$341,079	$361,385

Net Sales (Industrial Division) - GAAP	$118,521	$105,476	$235,433	$183,187
(less: net sales attributable to acquisition)	(34,173)	(18,976)	(78,425)	(18,976)
Net Sales less acquisitions (N.A. Industrial Division) - non-GAAP	$84,348	$86,500	$157,008	$164,211

Net Sales (Agricultural Division) - GAAP	$52,981	$53,635	$101,438	$104,443
(less: net sales attributable to acquisitions)	(775)	—	(1,574)	—
Net Sales less acquisitions (N.A. Agricultural Division) - non-GAAP	$52,206	$53,635	$99,864	$104,443

Net Sales (European Division) - GAAP	$44,232	$48,640	$86,661	$92,731
(less: net sales attributable to acquisition)	—	—	(2,454)	—
Net Sales less acquisitions (European Division) - non-GAAP	$44,232	$48,640	$84,207	$92,731

Operating Income (consolidated) - GAAP	$16,435	$14,796	$28,563	$25,427
(less: operating income attributable to acquisitions)	(1,687)	(2,553)	(5,814)	(2,553)
Operating Income less acquisitions (consolidated) - non-GAAP	$14,748	$12,243	$22,749	$22,874

Net Income (consolidated) - GAAP	$9,710	$9,195	$17,069	$16,433
(less: net income attributable to acquisitions)	(214)	(1,601)	(2,127)	(1,601)
Net Income less acquisitions (consolidated) - non-GAAP	$9,496	$7,594	$14,942	$14,832

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Operating Income - GAAP	$16,435	$14,796	$28,563	$25,427
(add: inventory step charge)	775	—	2,530	—
(add: expenses relating to system conversion)	394	—	671	—
Adjusted Operating Income - non-GAAP	$17,604	$14,796	$31,764	$25,427

Net Income - GAAP	$9,710	$9,195	$17,069	$16,433
Adjustments (after tax):
(add: inventory step charge)	498	—	1,628	—
(add: expenses relating to system conversion)	253	—	431	—
Adjusted Net Income - non-GAAP	$10,461	$9,195	$19,128	$16,433

Diluted EPS - GAAP	$0.84	$0.75	$1.49	$1.34
(add: inventory step charge)	0.04	—	0.14	—
(add: expenses relating to system conversion)	0.02	—	0.04	—
Adjusted Diluted EPS - non-GAAP	$0.90	$0.75	$1.67	$1.34

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended June 30,			Change due to currency translation
	2015	2014	% change from 2014	$	%

Industrial	$118,521	$105,476	12.4%	$(1,782)	(1.7)%
Agricultural	52,981	53,635	(1.2)%	(783)	(1.5)%
European	44,232	48,640	(9.1)%	(7,200)	(14.8)%
	$215,734	$207,751	3.8%	$(9,765)	(4.7)%

	Six Months Ended June 30,			Change due to currency translation
	2015	2014	% change from 2014	$	%

Industrial	$235,433	$183,187	28.5%	$(2,954)	(1.6)%
Agricultural	101,438	104,443	(2.9)%	(1,336)	(1.3)%
European	86,661	92,731	(6.5)%	(13,704)	(14.8)%
	$423,532	$380,361	11.4%	$(17,994)	(4.7)%